1,100,000 SHARES OF COMMON STOCK
AND
1,100,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS


BALTIA AIR LINES, INC
UNDERWRITING AGREEMENT


                                        New York, New York
                                        June __, 1998



Hornblower & Weeks Inc.
(As Representative of the Several Underwriters
 Named in Schedule I as Attached Hereto)
110 Wall Street
New York, New York 10005

Dear Sirs/Madams:

          BALTIA AIR LINES, INC., a New York corporation (the "Company"), proposes to issue and sell to Hornblower & Weeks Inc. ("you" or the "Representative") and the other underwriters named in Schedule I hereto (you and such other underwriters, each being herein individually referred to as an "Underwriter" and collectively referred to as the "Underwriters", which term shall also include any waiver), pursuant to this Underwriting Agreement (the "Agreement"), an aggregate of 1,100,000 shares of common stock par value $.01 per share(the "Shares" or "Common Stock"), of the Company, and 1,100,000 redeemable common stock purchase warrants (the "Warrants")(collectively the "Securities"). Each Warrant shall entitle the holder thereof to purchase one share (a "Warrant Share") of Common Stock on the terms and subject to the conditions of that certain Warrant Agreement, of even date herewith (the "Warrant Agreement"), among the Company and you. The Warrant Agreement is incorporated herein by reference hereto. In addition, solely to cover over-allotments, if any, the Company proposes to grant to the Underwriters the option (the "Over-Allotment Option") referred to in Paragraph 2(b) hereof to purchase all or any part of an aggregate of 150,000 additional Securities on the terms and subject to the conditions therein provided

          For the purposes of this Agreement, the "Company" shall mean BALTIA AIR LINES, INC., a New York corporation, together with each subsidiary of the Company, and the term "Representative" shall mean Hornblower & Weeks.

          You have advised the Company that, as Representative of the several Underwriters named in Schedule I hereto, the Underwriters, acting severally and not jointly, desire to purchase the Securities in the amounts set forth opposite their respective names in Schedule I hereto. The Company confirms the agreements made by the Company with respect to the purchase of the Securities by the Underwriters, as follows:

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Representative and the several Underwriters thatt:

          (a) A registration statement (File No.: 333-37409) on Form SB-2 relating to the public offering of the Securities, including a preliminary form of prospectus, copies of which have heretofore been delivered to the Underwriters, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. The Company has prepared in the same manner and proposes to file, prior to the effective date of such registration statement, one or more additional amendments to such registration statement, including a final form of prospectus, copies of which shall be delivered to you. For purposes of this Agreement, "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 of the Rules and Regulations. For purposes of this Agreement, the registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively referred to herein as the "Registration Statement" and the "Prospectus", except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) of the Rules and Regulations shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b), and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the Prospectus as so supplemented, or both, as the case may be.

          (b) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the Option Closing Date:
                     (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and
               (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof, it being understood and agreed that the statements set forth in the Prospectus on page __ with respect to stabilization, under the heading "Underwriting," ["RISK FACTOR -- LACK OF EXPERIENCE OF REPRESENTATIVE"] and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not, singly or in the aggregate, materially affect the Company's business, properties or financial condition.

          (d) The authorized, issued and outstanding capital stock of the Company as of December 31, 1997 is as set forth in the Prospectus under "Capitalization;" all of the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no securities have been issued and no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company, except as described in the Registration Statement; and the Common Stock and Warrants conform to all statements relating thereto contained in the Registration Statement and Prospectus.

          (e) The Shares and Warrants Shares are duly authorized, and when issued and delivered pursuant to this Agreement and/or Warrant Agreement, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company or any other third party, and the holders of any of the Shares or Warrant Shares are not and will not be subject to personal liability by reason of being such holders. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company, except as described in the Registration Statement.

          (f) This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due execution of this Agreement by the other parties hereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and the Over-Allotment Option, Warrant Agreement, [LIST OTHER AGREEMENTS HERE] have been duly and validly authorized, by the Company and, assuming due execution of the Over-Allotment Option, Warrant Agreement, [LIST OTHER AGREEMENTS HERE] by the Company, Representative and all other parties to each of said agreements, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally and the application of general principals of equity and equitable remedies. The Company has full power and lawful authority to authorize, issue and sell the Securities, and the Shares and Warrants comprising the Securities (including the Warrant Shares issuable upon exercise of the Warrants included in the Securities) to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery, except such as may be required under the Act or state securities laws.

          (g) Except as described in the Prospectus, the Company is not in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, as amended to the date hereof, or any statute or any order, rule or regulation applicable to the Company of any court or regulatory authority or other governmental body having jurisdiction over the Company.

          (h) Subject to the qualifications stated in the Prospectus, the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not, singly or in the aggregate, materially significant or important in relation to its business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

          (i) JR Lupo, P.A. CPA who have given their report on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

          (j) The financial statements of the Company, together with related notes and schedules, set forth in the Registration Statement and Prospectus present fairly the financial position and results of operations and changes in financial position of the Company on the basis stated in the Registration Statement, at the respective dates and f or the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement and Prospectus.

          (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties of the Company which would be material to the business or financial condition of the Company and the Company has not become a party to, and neither the business nor the property of the Company have become the subject of, any material litigation whether or not in the ordinary course of business.

          (l) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or otherwise), business prospects, net worth, or properties of the Company, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company exist or are imminent which might be expected to adversely affect the conduct of the business, property or operations or the financial condition or earnings of the Company.

          (m) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state and foreign income, corporate and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company could reasonably be asserted against the Company.

          (n) The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any material term, covenant or condition of any material license, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or may be affected in any material adverse respect with regard to the property, business or operations of the Company. To the best knowledge of the Company, none of the activities or business of the Company are in violation of, or cause the Company to violate, any law, rule, regulation or order of the United States, any state, province, county or locality, or of any agency or body of the United States, or of any state, province, county or locality, or any jurisdiction in which it operates or does business, the violation of which would have a material adverse impact, singly or in the aggregate, upon the condition (financial or otherwise) , business, property, prospective results of operations, or net worth of the Company.

          (o)     The Company has not, directly or indirectly, at any time:
                     (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law; or
               (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

          (p) On the Closing Dates (hereinafter defined), all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Securities, and the Shares and Warrants comprising the Securities, to the Underwriters hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

          (q) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

          (r) The Company has not, directly or indirectly, taken any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities offered hereby and/or the Shares and Warrants comprising the Securities.

          (s)     The Company has no subsidiaries.

          (t) The Company is in compliance with all federal and state laws, rules and regulations relating to consumer protection, occupational safety and health and to the storage, handling or transportation of hazardous or toxic materials and the Company has received all permits, licenses or other approvals required of the Company under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business, net worth or results of operations of the Company, except as may be described in or contemplated by the Prospectus.

          (u) No labor dispute with the employees of the Company exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business, net worth or results of operations of the Company, except as may be described in or contemplated by the Prospectus.

          (v) Except as may be disclosed in the Prospectus, the Company has not maintained or contributed to any deferred compensation, profit sharing, savings, retirement, pension or other benefit plan or arrangement with or for the benefit of any person resulting from a relationship with the Company ("Pension Plans"); there has been no violation of the reporting and disclosure requirements imposed either under the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), for which a penalty has been or may be imposed with respect to such Pension Plan, if any exists; there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any reasonable basis therefore known to the Company) with respect to any of such Pension Plan or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any of such Pension Plans, if any exists; each of such Pension Plans, if any exists, is in compliance with ERISA and the Code and there is no material pending or threatened litigation relating to said plan and the Company has not engaged in any transaction with respect to any of such Pension Plans which could subject the Company to a tax or penalty under the Code or ERISA; and no liability under ERISA has been or is expected to be incurred by the Company with respect to any of such Pension Plans.

          (w) The Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

          (x) The Securities, Shares and Warrants have been approved for quotation on the Nasdaq Small Cap Market ("Nasdaq") and Boston Stock Eschange ("BSE").

          (y) Except as disclosed in the Prospectus, no officer, director or shareholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which
(A) currently furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company and goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected, which in any such case is required to be so disclosed. There are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company on the one hand, and any officer, director or shareholder owing in excess of 5% of the Common Stock of the Company, or any affiliate or associate of any of the foregoing persons or entities, on the other hand, required by the Rules and Regulations to be disclosed in the Prospectus, except as disclosed therein.

          (z) The minute books of the Company contain a complete summary of all meetings, and actions of the directors and shareholders of the Company, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all respects and true and complete copies of such minutes have been delivered to the representative.

          (aa) No holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company has any anti-dilution rights with respect to any securities of the Company except as described in the Prospectus.

          (bb) The Company has entered into the Warrant Agreement substantially in the form filed as an exhibit to the Registration Statement with American Stock Transfer and Trust Company (the "Warrant Agreement"). The Warrant Agreement has been duly and validly authorized by the Company and, assuming due execution by the parties thereto other than the Company, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification provisions may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

          (cc) The Company (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, or is the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 261 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; or (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. None of the Company's directors, officers, or beneficial owners of five percent (5%) or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction, temporarily, preliminarily or permanently enjoining or restraining, such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to section 15(b), 15B (a) or 15B (c) of the Securities Exchange Act of 1934 (the "1934 Act"), or is subject to an order of the Commission entered pursuant to Section 203 (e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the 1934 Act, an association registered as a national securities association under Section 15A of the 1934 Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

          (dd) None of the Company's obligations to any third party are secured by any of the Company's outstanding securities.

     2.     Purchase, Delivery and Sale of the Securities.

          (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to buy from the Company the number of Securities set forth opposite their respective names of Schedule I hereto, at $5.50 per Share (less a discount/commission of ten (10%) percent), at the place and time hereinafter specified, an aggregate of 1,100,000 Shares (the "First Shares") and $.10 per Warrant (less a discount/commission of ten (10%) percent), at the place and time hereinafter specified, an aggregate of 1,100,000 Warrants (the "First Warrants")(collectively "First Securities").. The initial Public Offering price shall be $5.50 per Share.

          Delivery of the First Securities, against payment therefore, shall take place at the offices of the Representative, 110 Wall Street, New York, New York 10005 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., New York time, on June __, 1998, or at such later time and date as you may designate, but in no event later than 10:00 a.m. on June ____, 1998, such time and date of payment and delivery for the First Securities being herein called the "First Closing Date."

          (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants the Over-Allotment Option to the several Underwriters to purchase, severally and not jointly, all or any part of an aggregate of an additional 150,000 Securities (the "O/A Option Securities") at the same price per Securities as the Underwriters shall pay for the First Securities being sold pursuant to the provisions of Paragraph 2(a) hereof. The Over-Allotment Option may be exercised within 45 days after the effective date of the Registration Statement upon notice by the Representative to the Company advising as to the amount of O/A Option Securities as to which the Over-Allotment Option is being exercised, the names and denominations in which the certificates for the Shares and Warrants constituting such O/A Option Securities are to be registered and the time and date when such certificates are to be delivered.
 Such time and date shall be determined by the Representative but shall not be earlier than four nor later than ten full business days after the exercise of the Over-Allotment Option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "O/A Option Closing Date." Upon exercise of the Over-Allotment Option as provided herein, the Company shall become obligated to sell to the Underwriters and, subject to the terms and conditions herein set forth, the Underwriters shall become obligated to purchase from the Company the same percentage of the total number of the O/A Option Securities as to which the Underwriters are then exercising the Over-Allotment Option as such Underwriters are obligated to purchase of the aggregate number of First Securities, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional Securities. If the Over-Allotment Option is exercised as to all or any portion of the O/A Option Securities, one or more certificates in definitive form for the Shares and Warrants constituting such O/A Option Securities, and payment therefore, shall be delivered on the related O/A Option Closing Date in the manner, and upon the terms and conditions, set forth in Paragraph 2(a) hereof, except that reference therein to the First Securities and the First Closing Date shall be deemed, for purposes of this Paragraph 2(b), to refer to such O/A Option Securities and O/A Option Closing Date, respectively. Delivery of the O/A Option Securities, against payment therefore, shall take place at the offices of the Representative, 110 Wall Street, New York, New York 10005. The Over-Allotment Option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of the First Securities referred to in Paragraph 2(a) above.

          (c) The Company will make the certificates for the Shares and warrants comprising the Securities to be purchased by the Underwriters hereunder available to the Representative for checking at least one full business days prior to the First Closing Date or O/A Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, provided that such request is given at least three full business days prior to the respective Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          Definitive certificates in negotiable form representing the Shares and Warrants comprising the Securities to be purchased by the Underwriters hereunder will be delivered by the Company to you for the Underwriters' respective accounts on the Closing Dates, against payment of the applicable purchase price by the respective Underwriters, by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company.

          You have advised the Company that each Underwriter has authorized you to accept delivery of the Securities such Underwriter has agreed to purchase hereunder, to make payment and to deliver a receipt therefore.
You, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by you by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          It is understood that the Underwriters propose to offer the Securities to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective. Immediately upon effectiveness of the Registration Statement, the Underwriters shall make a public offering of the Securities (other than to residents of or in any jurisdiction in which qualification of the Securities is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after distribution of the Securities has been completed to such extent as the Representative, in its sole discretion deems advisable. The Underwriters may enter into one or more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more Board of Directors who shall act as dealers in connection with such public offering.

     3. Covenants of the Company. The Company covenants and agrees with the Representative and Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective and upon notification from the Commission that the Registration Statement has become effective, will so advise you and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (I) the completion by the Underwriters of the distribution of the Securities contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (ii) 25 days after the date on which the Registration Statement shall have become or been declared effective, the Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendments or supplements to the Registration Statement or Prospectus which, in the Representative's opinion, may be necessary or advisable in connection with the distribution of the Securities.

          (b) As soon as the Company is advised thereof, the Company will advise you, and confirm the advice in writing, of (i) the receipt of any comments of the Commission, (ii) the effectiveness of any post-effective amendment to the Registration Statement, (iii) the filing of any supplement to the Prospectus or any amended Prospectus, (iv) any request made by the Commission for amendment of the Registration Statement, supplementing of the Prospectus or additional information with respect to the Registration statement or Prospectus, or (v) the issuance by the Commission or any state or regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or the suspension of the qualification of the Securities for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting or withdrawal thereof.

          (c) The Company has caused to be delivered to the Underwriters copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and dealers to use the Prospectus in connection with the sale of the Securities for such period as in the opinion of counsel to the Underwriters the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by any of the Underwriters or a dealer of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Securities or the Shares or Warrants, or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify the Underwriters promptly and forthwith prepare and furnish to the Underwriters copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as each of the Underwriters may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters. The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder in connection with the offering and issuance of the Securities.

          (d) The Company will use its best efforts to qualify to register the Securities, and the Shares and Warrants comprising the Securities, for sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction for any action other than one arising out of the offering or sale of the Securities.
 The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Representative may reasonably request.

          (e) If the sale of the Securities provided for herein is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including, but not limited to, all of the expenses itemized in
Section 8 hereof, including the accountable expenses of the Representative.

          (f) The Company will use its best efforts to cause a registration statement under the Exchange Act to be declared effective concurrently with the effectiveness of the Registration Statement.

          (g) For so long as the Company is a reporting company under either Section 12(g) or 15(d) of the Exchange Act, the Company will, at its expense, furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and, at its expense, will furnish to you, during the period ending five years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of operations, stockholders' equity, cash flows, surplus and source and application of funds of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; (iv) copies of every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by or on behalf of the Company; (v) such other information as you may from time to time reasonably request; and (vi) as soon as practicable after the end of each fiscal quarter, quarterly unaudited financial statements including both a balance sheet and statement of income of the Company and its subsidiaries consolidated. Additionally, during the period ending five years from the First Closing Date, the Company will pay all stock transfer fees assessed by the Company's transfer agent on all stock transfers which may be made by any of the holders of the Common Stock.

          (h) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in Paragraph 2(g) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

          (i) The Company will deliver to the Representative at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to the Underwriters such number of copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the Underwriters may reasonably request. The Company will deliver to or upon the order of each of the several Underwriters, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as each of the several Underwriters may reasonably request. The Company will deliver to each of the several Underwriters on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as each of the several Underwriters may from time to time reasonably request.

          (j) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so, but in no event later than 45 days following the end of the twelve month period beginning on the day after the end of its current fiscal quarter (90 days, in the event that the end of the current quarter is the end of the Company's fiscal year), an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of
Section 11(a) of the Act.

          (k) The Company will apply the net proceeds from the sale of the Securities solely for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

          (l) The Company will, promptly upon request of the Representative, prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action which, in the reasonable opinion of Spinelli & Associates, counsel to the Underwriters, may be necessary or advisable in connection with the distribution of the Securities, and will use its best efforts to cause the same to become effective as promptly as possible.

          (m) The Company will maintain, for a minimum period of one year, its "Key Man" Life Insurance on the life of Igor Dmitrowsky in the coverage amount of no less than $5,000,000, naming the Company as beneficiary of such insurance policy(ies).

          (n) For a period of [TWO YEARS] from the [EFFECTIVE DATE] or such longer period of time as may be required by any state, authority or agency, no executive officer, director or five (5%) percent or greater stockholder of the Company, other than the Representative and the Chairman of the Board of Directors of the Representative, will offer, sell or dispose of, directly or indirectly, any of the Company's securities without the prior written consent of the Representative.

          (o) Upon the earlier of the First Closing Date or the effective date of the Registration Statement, the Company will make all filings required, including registration of the Common Stock under the Exchange Act, to obtain and effect the listing of the Securities, Common Stock and Warrants on the Nasdaq Market ("Nasdaq"), and will effect and maintain, so long as the Company meets Nasdaq's maintenance requirements, such registration and listings for at least five years from the date of this Agreement.

          (p) The Company represents that it has not taken and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Securities, Common Stock of Warrants or to facilitate the sale or resale of the Securities, Shares or Warrants.

          (q) On the First Closing Date and simultaneously with the delivery of the Securities, the Company shall grant to the Representative, individually and not as Representative of the Underwriters, the RPO Option to purchase up to 100,000 Securities and, in connection therewith, execute and deliver to the Representative the RPO Agreement substantially in the form of the RPO Agreement filed as an exhibit to the Registration Statement.

          (r) Prior to and during the 180 day period commencing on the First Closing Date, the Company will not, without the prior written consent of the Representative, grant options to purchase shares of Common Stock at a per share exercise price less than the greater of: (i) the initial public offering price of a Share as set forth on the cover page of the Prospectus (assigning, for the purposes of this Paragraph (r) only, no value to the warrants included in a Security) and (ii) the per share market price of the Common stock on the date of grant of such options.

          (s) For a period of twelve months following the First Closing Date, the Company shall make no amendments, supplements or other changes to such employment agreements, or supersede any of such employment agreements, except with the consent of the Representative.

          (t) On the First Closing Date and simultaneously with the delivery of the Securities, the Company shall execute and deliver to the Representative, individually and not as Representative of the Underwriters, the M/A Agreement regarding mergers, acquisitions, joint ventures and certain other forms of transactions, substantially in the form of the M/A Agreement filed as an exhibit to the Registration Statement.

          (u) On the Effective Date and for a period of five years thereafter, the Company's Board of Directors will include two persons reasonably acceptable to the Representative and who shall not otherwise be affiliated or associated with the Company. For the purposes of this Paragraph 3(u) [LIST PERSONS] are deemed to be acceptable to the Representative.

          (v) For a period of four years from the Effective Date, the Company, at its cost and expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters of each fiscal year of the Company prior to the announcement of quarterly financial information, the filing of the Company's Quarterly Report on Form 10-Q with the SEC and Nasdaq and the mailing of any quarterly financial information to stockholders and the Representative.

          (w) For a period of three years from the Effective Date, the Company, will not engage in, permit, agree, consent or cooperate with any offering of any of the Company's securities pursuant to Regulation S under the Act nor will it take any action to facilitate any such an offering.

          (x) As soon as practicable following the Effective Date, the Company shall secure, at its own cost and expense, the Company's listing in those manuals published by Standard & Poor's and such other reporting manuals (the "Reporting Manuals") as the Representative may designate containing the information required by the Uniform Securities Act for use of the manual exemption in non-issuer, secondary trading transactions. The Company shall use its best efforts to maintain such listing for a period of not less than four years after the initial publications in such manuals.

          (y) For at least three years following the First Closing Date and if requested in writing by the Representative, the Company will engage a financial public relations firm acceptable to the Representative.

          (z) On the First Closing Date, the Company will engage counsel acceptable to the Representative to prepare and provide the Underwriters with a Blue Sky Memorandum setting forth those jurisdiction in which shares of Common Stock and Warrants may be traded in the "after-market" based upon publication of Company information in the Reporting Manuals.

          (aa) For a period of four years from the Effective Date, the Company, as to clause (iv) below, will:
                     (i) furnish the Representative and the Company's stockholders with Annual Reports meeting the requirements of the Exchange Act;
               (ii) furnish the Representative with copies of the daily transfer sheets prepared by the Company's transfer agent and warrant agent;
               (iii) furnish the Representative with lists of the Company's stockholders and warrant holders, promptly upon request; and
               (iv) recommend and use each of their best efforts to elect or appoint, as the case may be, [A] [_____] DESIGNEE[S] of the Representative as a member of or, at the sole option of the Representative, a nonvoting advisor to the Company's Board of Directors; such designee[S], if elected or appointed, shall be entitled to attend all meetings of the Board of Directors. The Representative's designee[S] shall receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation. To the extent permitted by law, the Company will agree to indemnify the Representative and its designee[S] for the actions of such designee[S] as [A] director[S] or advisor[S] of the Company, as the case may be. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will agree, if possible, to include each of the Representative and its Board designee[S] as an insured under such policy. If the Representative does not exercise its option to designate [A] member[S] of or [AN] advisor[S] to the Company's Board of Directors, the Representative shall nevertheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give the Representative notice of each such meeting and to provide the Representative with an agenda, all documents prepared for and distributed in connection with and the minutes of such meetings no later than the Company gives such notice and provides such items to all other directors of the Company.

          (bb) For a period of five years from the effective date of the Registration Statement, the Company shall grant, and shall obtain the agreement of each of its then executive officers and directors and those other stockholders owning as of the effective date of the Registration Statement, beneficially or otherwise, five (5%) percent or more of the outstanding Common Stock granting, the Representative, individually and not as Representative of the Underwriters, a right of first refusal with respect to the public or private sales of any securities of the Company to be made by the Company, any of its subsidiaries or such executive officers, directors and five (5%) percent or greater stockholders. In connection with such right, the Company covenants and agrees to furnish the Representative with the terms and conditions of any bona fide proposed sale of securities to be made by it, its subsidiaries or any of the other foregoing identified persons, and the name and address of the underwriter, broker or dealer proposing to effectuate such sale, together with all compensation terms.
The Representative shall have the right within 30 days from such notification by the Company to notify the Company or the security holders, as the case may be, whether the Representative will exercise its right to effect such proposed financing. In the event the Representative declines to exercise its right of first refusal, such action shall only relate to the financing and terms and conditions contained in the specific notice furnished to the Representative and not to any other proposed financing thereafter.

          (cc) In addition to the provisions of Paragraph 4(bb) above, during the two-year period following the date hereof, the Representative, individually and not as the representative of the Underwriters, shall have the right to purchase for the Representative's account or to sell for the account of the Company's officers and directors any securities sold pursuant to Rule 144 under the Act. Each of the officers and directors (each a "144 Seller") has agreed to consult with the Representative with regards to any such sales and to offer the Representative the exclusive opportunity to purchase or sell such securities on terms at least as favorable to the 144 Sellers as they can secure elsewhere. If the Representative fails to accept in writing any such proposal for sale by the 144 Sellers within five business days after receipt of a copy of the proposal, you shall be deemed to have released any claim or right with respect to any such sales contained in the proposal. If thereafter, the proposal is modified in any material respect, the 144 Sellers shall adopt the procedure set forth in this Paragraph 4(cc) with respect to the modified proposal.

          (dd) During the period of time commencing on the date hereof and terminating on the fifth anniversary of the effective date of the Registration Statement, excluding any commitments or obligations of the Company existing on the date of this Agreement, the Company shall not sell, transfer or otherwise dispose of any shares of its Common Stock, issue any securities convertible into or exchangeable for shares of Common Stock for a consideration per share less than eighty percent of the fair market value (as defined in the next following sentence) of said securities on the date the Board of Directors authorizes the issuance or sale without the affirmative vote of three-fourths (3/4ths) of the members of the Company's Board of Directors, including the affirmative vote of the Company's Director selected by the Representative as its designee[S] pursuant to Paragraph aa above, unless said designee-director[S] fail[S] to attend or participate in such a meeting following five business day's written notice of such a meeting. For the purposes of this Paragraph Section 3(cc) , "fair market value" shall mean the average of the last reported sale prices for the sixty trading days preceding the date of the relevant action taken by the Company's Board of Directors, as officially reported by the national securities exchange on which the Common Stock is principally trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, then by the National Association of Securities Dealers, Inc. ("NASD") if the Common Stock is principally traded on the Nasdaq Small Cap Market System ("Nasdaq/SCM), or if the Common Stock is not principally traded on either a national securities exchange or Nasdaq/SCM, then the average bid quotation on such days as furnished by the NASD through its Automated Quotation System.

          (ee) On or before the effective date of this Registration Statement, the Company shall provide the Representative with true copies of duly executed, legally binding and enforceable agreements pursuant to which for a period of 18 months from the effective date of the Registration Statement (or for such longer period not to exceed 36 months as may be required under applicable state blue sky laws) each of the Company's [shareholders] owning at least two percent (2%) of the Common Stock outstanding prior to the public offering, agrees that he, she or it will not directly or indirectly, issue, offer to sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein without the prior written consent of the Representative (collectively, the "Lock-up Agreements"). On or before the Closing Date, the Company shall deliver instructions to the transfer agent authorizing it to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company's ledgers.

          (ff) The Company shall timely file all such reports, forms or other documents as may be required (including, but not limited to a Form SR as may be required pursuant to Rule 463 under the Act) from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

          (gg) Until the completion of the distribution of the Securities but in no event more than 25 days after the effective date of the Registration Statement, the Company shall not without prior written consent of the Representative, issue, directly or indirectly any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby.

          (hh) That any and all future transactions between the Company and its officers, directors, principal shareholders and the affiliates of the foregoing persons will be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties, and that any such transactions also be approved by a majority of the Company's outside independent directors disinterested in the transaction, if any.

[INSERT OTHER CONDITIONS AS PROVIDED IN LETTER OF INTENT]


     4. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Securities which the Underwriters have agreed to purchase hereunder, are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

          (a) (i) The Registration Statement shall have become effective and you shall have received notice thereof not later than 4:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; (ii) on or prior to the Closing Dates no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the commission;
(iii) any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Spinelli & Associates, counsel to the Underwriters, and (iv) no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under such law.

          (b) At the First Closing Date, you shall have received the opinion dated as of the First Closing Date, of the International Business Law Firm (the "Company Counsel"), counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:
                     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification;
               (ii) To the best knowledge of the Company Counsel, (A) the Company has obtained all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, (B) such licenses, permits and other governmental authorizations obtained are in full force and effect and (C) the Company is in all material respects complying therewith;
               (iii) (A) The authorized capitalization of the Company as of December 31, 1997 is as set forth under "Capitalization" in the Prospectus; (B) all shares of the Company's outstanding stock have been duly authorized, validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; (c) the outstanding shares of Common Stock and other capital stock of the Company have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase the Securities or the Shares and Warrants constituting the Securities, nor are there any restrictions upon the voting or transfer of any of the Shares; (D) the Securities, Shares, Common Stock, Warrants, Warrant Agreement [LIST ALL OTHER AGREEMENTS] conform to the respective descriptions thereof contained in the Prospectus;
(E) the Securities, Shares and Warrants and the Warrant Shares to be issued upon exercise Warrants (including Underwriter Warrants and Shares), upon issuance in accordance with the respective terms, have been duly authorized and, when issued and delivered, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; (F) the application for the Securities, Common Stock and Warrants for quotation on Nasdaq has been duly authorized by the Company; (G) a sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Underwriter Warrants and all of the Warrants; and (H) to the best of the Company Counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied for or relating to the registration of any shares of capital stock of the Company, except as may be described in the Registration Statement;
               (iv) This Agreement and all other agreements, including, [LIST OTHER AGREEMENTS] have been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery of this Agreement by the Representative, are the valid and legally binding obligations of the Company subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally and the application of general principles of equity, except that no opinion need be expressed as to the enforceability of Paragraph 3(cc), the indemnity provisions contained in
Section 6 and the contribution provisions contained in Section 7 of this Agreement;
               (v) The certificates evidencing the Shares and Warrants are in valid and proper legal form;
               (vi) The Company Counsel knows of no (A) pending or threatened legal proceeding or (B) pending or threatened governmental proceeding to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company; which question the validity of the Securities, Shares, Warrants, this Agreement, the Warrant Agreement [LIST OTHER AGREEMENTS] or of any action taken or to be taken by the Company pursuant to this Agreement, and no such proceedings are known to the Company Counsel to be contemplated against the Company;
               (vii) The Company Counsel knows of no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;
               (viii) The Company is not in violation of or in default under, nor will the execution and delivery of this Agreement, the Warrant Agreement, [LIST OTHER AGREEMENTS] and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, or, to the best knowledge of the Company Counsel, in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign;
               (ix) (A) The Registration Statement has become effective under the Act, and to the best of the Company Counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; and (B) the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which the Company Counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;
               (x) All descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate in all material respects, and the Company
Counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and the Company Counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto, pursuant to Item 601(a) of Regulation SB, which are not so summarized, described or filed;
               (xi) To the best of the Company Counsel's knowledge, no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which the Company or its properties is bound or which could reasonably be expected to result in any material adverse affect on the property, business or operations of the Company;
               (xii) to the best of the Company Counsel's knowledge, the Company owns, possesses or has the right to use all licenses, patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and confidential information currently employed in connection with the business of the Company, contemplated to be employed in connection with the Company's business or necessary in order to conduct the Company's business as presently conducted, or as proposed, and the Company has not received, or has no reason to believe that it may receive, any notice of infringement of or conflict with asserted rights of any third party or otherwise with respect to any of the foregoing which, singly or in the aggregate, could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus;
               (xiii) No authorization, approval, consent, or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement and the Warrant Agreement [LIST OTHER AGREEMENTS] by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Warrants or Underwriter
Warrants, or the securities underlying the Warrants, other than registrations or qualifications under applicable state or foreign securities or Blue Sky laws and registration under the Act;
               (xiv) The Company is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of consumers, human health and safety, the storage, handling or transportation of hazardous or toxic substances or wastes, pollutants or contaminants, except to the extent failure to comply would not have a material adverse effect on the Company;
               (xv) (A) The Company is not subject to ERISA or the Company has not violated the reporting or disclosure requirements imposed either under ERISA or the Code with respect to the Pension Plans, if any;
(B) there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal, or investigation pending, threatened, or in prospect (or any basis therefore known to such counsel) with respect to such Pension Plans or with respect to any fiduciary, administrator, or sponsor
(in its capacity as such) of such Pension Plans; (C) such Pension Plans are in compliance with ERISA and the Code and there is no material pending or threatened litigation relating to such Pension Plans and, to the best of the Company Counsel's knowledge the Company has not engaged in any transaction with respect to such Pension Plans which could subject the Company to a tax or penalty under the Code or ERISA; (D) no liability under ERISA has been or is expected to be incurred by the Company with respect to such Pension Plan; and
               (xvi) The statements in the Registration Statement under the captions "the Company," "Use of Proceeds," "Business," "Management's Discussion and Analysis of Financial Condition and Results of operations," "Management," "Principal stockholders," "Selling Stockholders," "Shares Eligible for Resale," "Certain Transactions" and "Description of Securities" have been reviewed by the Company Counsel and, insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct and complete in all material respects; and
               (xvii) The Securities, Common Stock and Warrants have been accepted for quotation on the Nasdaq and BSE.

          The Company Counsel shall also state that it has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of the Company Counsel, to cause the Company Counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion);

          The foregoing opinion shall also cover such matters incident to the transactions contemplated hereby as the Underwriters or counsel for the Underwriters shall reasonably request. In rendering such opinion, the Company Counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States, the State of New York or upon opinions of counsel satisfactory to you. A separate opinion relating to all matters subject to clause 4(b)(xii) above shall be rendered by Company Counsel or such other counsel as the Representative may agree to, provided in either event such counsel is named in and consents to be so named in the Registration Statement and the Prospectus, and in which case the opinion of the Company Counsel shall state that they have no reason to believe that you are not entitled to so rely.

          (c) At the First Closing Date and the Option Closing Date, Spinelli & Associates, counsel for the Underwriters, shall furnish to the Underwriters their written opinion, dated as of the date of its delivery, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement, the Warrant Agreement and the transactions contemplated hereby and thereby as the Underwriters and such counsel may agree upon, and the Company shall have furnished to Spinelli & Associates such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters.

          (d) You shall have received a letter prior to the effective date of the Registration Statement and again on and as of the First Closing Date from JR Lupo, P.A. CPA, independent public accountants for the Company, substantially in the form approved by you, counsel to the Underwriters.

          (e)     At the First Closing Date:
                     (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the First Closing Date and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such First Closing Date;
               (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement or the Prospectus, or any amendment or supplement thereto, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
               (iii) there shall have been since the respective dates as of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the Company shall not have incurred any material liabilities or entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus;
               (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise) , results of operations or general affairs of the Company; and
               (v) you shall have received a certificate signed by each of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this Paragraph 4(e).

(f) Upon exercise of the Over-Allotment Option, the obligation of the Underwriters to purchase and pay for the Option Shares referred to therein will be subject (as of the date hereof and as of the O/A Option Closing
Date) to the following additional conditions:
                     (i) The Registration Statement shall be effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Representative and to the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of Spinelli & Associates, counsel to the Underwriters;
               (ii) At the O/A Option Closing Date, there shall have been delivered to you the signed opinion of the Company Counsel, dated as of the O/A Option Closing Date, in form and substance satisfactory to Spinelli & Associates, counsel to the Underwriters, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Paragraph 4(b) above, except that such opinion, where appropriate, shall cover the O/A Securities;
               (iii) At the O/A Option Closing Date, there shall have been delivered to you a certificate of the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the O/A Option Closing Date, in form and substance satisfactory to counsel to the Underwriters, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Clause 4(e)(v) above.
               (iv) At the Option Closing Date there shall have been delivered to you letters in form and substance satisfactory to you from JR Lupo, P.A. CPA dated the Option Closing Date and addressed to the Underwriters confirming the information in their letter referred to in
Section 4(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date;
               (vi) All proceedings taken at or prior to the O/A Option Closing Date in connection with the sale and issuance of the [O/A Option Securities] shall be satisfactory in form and substance to the Underwriters, and the Underwriters and Spinelli & Associates, counsel to the Underwriters, shall have been furnished with all such documents, certificates, and opinions as the Underwriters may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

          (g) No action shall have been taken by the Commission or NASD, the effect of which would make it improper, at any time prior to the Closing Dates, for members of the NASD to execute transactions (as principal or agent) in the Common Stock or Warrants and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriters or Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

          (h) By the Effective Date, the Underwriters will have received clearance form the NASD as to the amount of compensation allowable or payable to the Underwriters.

          (i) At the date this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects (including the non-material nature of the changes or increases, if any, referred to in clause (iii) below) to the Underwriters and Underwriters' counsel, from JR Lupo, P.A. CPA.
                     (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;
               (ii) stating that it is their opinion that the financial statements and supporting schedules and footnotes thereto of the Company included in the Registration Statement comply as to the form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Representatives may rely upon the opinion JR Lupo, P.A. CPA with respect to the financial statements and supporting schedules included in the Registration Statement;
               (iii) stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of meetings of the shareholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the company included in the Registration Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (B) at a specified date not more than five days prior to the Effective Date, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the shareholders' equity or net current assets or net assets of the Company as compared with amounts shown in December 31, 1997 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease;
               (iv) setting forth, at a date not later than five days prior to the date of the Registration Statement, the amount of liabilities of the Company (including a breakdown of commercial paper and notes payable);
               (v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excusing any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement, and
               (vi) statements as to such other matters incident to the transaction contemplated hereby as the Representative may request.

          (j) On or prior to each Closing Date, the Underwriters shall have received from JR Lupo, P.A. CPA a letter, dated each Closing Date to the effect that they reaffirm that statements made in the letter furnished pursuant to Paragraph ___ except that the specified date referred to shall be a date not more than three days prior to each Closing Date and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (g) of this section with respect to certain amounts, percentages and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

          (k) On or before first Closing Date, the Securities shall have been duly approved for quotation on the Nasdaq and BSE.

          (l) On or before first Closing Date, there shall have been delivered to the Representative all of the Lock-up Agreements, in form and substance satisfactory to Underwriters' counsel.

          (m) On or before first Closing Date, the Company shall have executed and delivered the Consulting Agreement and Warrant Agreement, substantially in the forms thereof filed as exhibits to the Registration Statement.

          (n) On or before the effective date on the Registration Statement the Company shall deliver to the Representative satisfactory results of UCC, lien and title searches effected in all appropriate jurisdictions, showing that the Company's assets, including all of its intellectual properties, are unencumbered, and satisfactory evidence, including trademark and copyright searches, of its unencumbered title to its owned intellectual properties.

          (o)     If any of the conditions herein provided for in this
Section 4 shall not have been fulfilled as of the date indicated, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, each of the Closing Dates by the Representative notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriters to the Company.


     5. Conditions of the Obligations of the Company. The obligation of the Company to sell and deliver the Securities is subject to the following conditions:

          (a) The Registration Statement shall have become effective not later than [4:30] p.m., New York time, on the day following the date of this Agreement, or on such later date as the Company and the Representative may agree in writing.

          (b) At the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefore initiated or threatened by the Commission.

          (c) At the Closing Dates, no action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Dates, for members of the NASD to execute transactions (as principal or agent) in the Securities, Shares or warrants and no proceedings for the taking of such action shall have been instituted or shall be pending or, to the knowledge of the Underwriters or to the knowledge of the Company, shall be contemplated by the Commission or the NASD.

          If the conditions to the obligations of the Company provided for in this Section 5 have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the O/A Option Closing Date, then only the obligation of the Company to sell and deliver the Securities, on exercise of the O/A Option provided for in Paragraph 2(b) hereof shall be affected.


     6.     Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which any Underwriter, or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (I) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities, Shares and warrants under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and each of the Company's directors, each nominee (if any) for director of the Company named in the Prospectus, each of the Company's officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company, or any such director, nominee, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have.

          (c)     Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participation in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that, if the indemnified party is an Underwriter or a person who controls such Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party and, in the judgment of such Underwriter, it is advisable for such Underwriter or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Underwriter and controlling persons, which firm shall be designated in writing by you, as the case may be, and reasonably acceptable to the Company). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party unless such settlement provides for a full release of the indemnified party and the payment of money damages solely by the indemnifying party.


     7. Contribution. In circumstances in which indemnity provided for in Section 6 above is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (a) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities, or (b) if the allocation provided by the foregoing clause (a) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefit received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties, relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7. Notwithstanding any other provision of this Section 7, no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement shall not be obligated to make contributions hereunder that in the aggregate exceed the total fee paid, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, shall have the same rights to contribution as the Company.

     8.     Costs and Expenses.

          (a) Whether or not this Agreement becomes effective or the sale of the Securities to the Underwriters is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to (i) the fees and expenses of all counsel to the Company and of the Company's accountants; (ii) the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented, in such quantity and quality as the Representative directs; (iii) the fees of the NASD in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby and the qualifications of said shares on Nasdaq and BSE; (iv) all expenses, including reasonable fees and disbursements of counsel to the Underwriter in connection therewith in connection with the qualification of the Securities, Shares and warrants under the state securities or blue sky laws which the Representative shall designate; (v) the cost of printing and furnishing to each of the several Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, the Agreement Among Underwriters, Selected Dealer Agreement, all Powers of Attorney, this Agreement, the Selling Agreement, and the Blue Sky Memorandum(s) [LIST OTHER AGREEMENTS]; (vi) the cost of printing the certificates representing the Shares and Warrants;
(vii) the cost of publication of a one-quarter page "tombstone" advertisement in the National Edition of the Wall Street Journal or smaller advertisement of aggregate equivalent cost; (viii) the cost of due diligence meetings at locations to be designated by the Representative; (ix) the cost of preparing and delivering to the Representative and counsel to the Underwriters four bound volumes; each bound volume containing copies of all documents and appropriate correspondence filed with or received from the Commission and the NASD and all closing documents; (x) the Registration fee for the Registration Statement to the SEC; (xi) the cost of commemorative Lucite cubes in a reasonable number requested by the Representative; and
(xii) the fees and disbursements of the Company's transfer agent and warrant agent. In addition, the Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriters hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Paragraph 3(a) above, except as otherwise set forth therein.

          (b) In addition to the expenses set forth in Paragraph 8(a) above, at the First Closing Date, the Company shall pay to the Representative a non-accountable expense allowance equal to three (3%) percent of the gross proceeds received by the Company from the sale of the Securities, of which $10,000.00 has been paid prior to the filing of the Registration Statement and an additional $40,000.00 of which was paid on filing of the Registration Statement. In the event the Over-Allotment Option is exercised, the Company shall pay to the Representative at the O/A Option Closing Date an additional amount as a non-accountable expense allowance which is equal to three (3%) percent of the gross proceeds received by the Company upon exercise of the Over-Allotment Option. In the event the transactions contemplated hereby are not consummated by reason of any action by the Underwriters (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled), the Company shall not be liable for the actual accountable out-of-pocket expenses of the Underwriters, including legal fees. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company or because of a breach by the Company of any covenant, representation or warranty herein, the Company shall be liable for the actual accountable out-of-pocket expenses of the Underwriters, including legal fees.

          (c) No person is entitled either directly or indirectly to compensation from the Company, Underwriters, or any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless each of the Underwriters against any losses, claims, damages or liabilities, joint or several, which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees, to which the Underwriters or person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he, she or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.


     9. Effective Date. This Agreement shall become effective upon its execution, except that the Representative may, at the Representative's option, delay its effectiveness until 9:30 a.m., New York time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first commence the initial public offering by the Underwriters of any of the Securities. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Securities, or the time when the Securities are first generally offered by the Underwriters to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Paragraph 3(c) and Sections 6, 7, 8, 12, 13, 14, and 15 shall remain in effect notwithstanding such termination.


     10.     Termination.

       (a) This Agreement, except for Paragraph 3(c) and Sections 6, 7, 8, 12, 13, 14, and 15 hereof, may be terminated at any time prior to the First Closing Date, and the Over-Allotment Option referred to in Section 2(b) hereof, if exercised, may be canceled at any time prior to the O/A Option Closing Date, by the representative if, in the Representative's judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Securities agreed to be purchased hereunder by reason of:
                  (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree;
          (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Small-Cap Market having been suspended or limited;
          (iii) material governmental restrictions (not in force and effect on the date hereof) having been imposed on trading in securities generally;
          (iv) a banking moratorium having been declared by federal or New York State authorities;
          (v) an outbreak of major international hostilities, an escalation of current international hostilities raising such hostilities to the level of a major international hostility, or other national or international calamity having occurred;
          (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company;
         (vii) the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs;
         (viii) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably likely to have a material adverse impact on the business, financial condition or financial statements of the Company;
        (ix) any material adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement; or
        (x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

          (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

     11. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements representations, warranties and other statements of the Company, the Company's officers, directors and the agreements, covenants and undertakings of the parties hereto set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the several Underwriters, the Company, or any of their respective officers, directors or any controlling person, and will survive delivery of and payment of the Securities and the termination of this Agreement.


     12. Notice. All notices and other communications hereunder, unless otherwise specifically provided, shall be in writing and shall be deemed to have been duly given (a) three days following the day when mailed by prepaid certified mail, return receipt requested, (b) one day following facsimile transmission providing for written confirmation of transmission with a copy thereof mailed by prepaid regular mail, or (c) on the day of personal deliver against written receipt therefore. Notices and other communications to any Underwriter shall in care of Hornblower & Weeks Inc., 110 Wall Street, New York, New York 10005, facsimile number: 212/361-2273, with a copy sent to Spinelli & Associates, 120 Wall Street, 28th Floor, New York, New York, 10005, facsimile number: 212/635-6190; to the Company at ______________________________________, facsimile number:
___________________, with a copy to The International Business Law Firm, 3511 N.13th Street, Arlington, Virginia 22201, facsimile number:
703/522-1197; and, to the __________________________________________,
facsimile number: ____________________, with a copy to ________________________, facsimile number: ________________________.

     14. Parties in Interest. You represent that you are authorized to act on behalf of the several Underwriters named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall be given by you on such behalf. The Agreement herein set forth is made solely for the benefit of the several Underwriters, the Company, any person controlling the Company or any of the Underwriters, and directors of the Company, nominees for directors (if any) of the Company named in the Prospectus, the Company's officers who have signed the Registration Statement, and each of their respective executors, administrators, successors, assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as a purchaser, from an Underwriter of the Securities.

     15. Substitution of the Underwriters. If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section ___ hereof) to purchase the Securities which it or they are obligated to purchase on the Closing Dates under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth and if any such underwriter is willing to so purchase the Defaulted Securities, then notwithstanding Clause __ (ii) below, the Representative shall be obligated to effect such arrangement; if, however, the Representative shall not have completed such arrangement within such 24-hour period, then:
                     (i) if the number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased on such Closing Date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
               (ii) if the number of Defaulted Securities exceeds 10% of the total number of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

          No action taken pursuant to this Section ___ shall relieve any defaulting Underwriter from liability in respect of any default by such Defaulting Underwriter under this Agreement.

          In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period of not exceeding ten days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     16. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within New York without regard to the conflicts of laws provisions thereof or the actual domicile of the parties hereto.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.


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     18.     Entire Agreement; Amendments.  This Agreement, the Warrant
Agreement and the Consulting Agreement constitute the entire agreements between the parties hereto, and supersede all prior written or oral agreement, understandings and negotiations, with respect to the subject matter hereof, except as herein expressly provided. This Agreement may not be amended except in writing, signed by the Representative and the Company.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding Agreement.



                                        Very truly yours,

                                        BALTIA AIR LINES, INC.



                                   By:     ______________________________
                                        Igor Dmitrowsky, President


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

HORNBLOWER & WEEKS INC.
[As Representative for the Several Underwriters
Named in Schedule I attached hereto]


By:     __________________________________________
     Eric Ellenhorn, CEO


______________________________
[As Qualified Independent Underwriter]


By:     __________________________________________
     Authorized Officer

SCHEDULE I


Name of Underwriter                    Total Number of Securities to be
Purchased